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                                                                     EXHIBIT 1.1

                                   TyCom Ltd.

                    Common Shares, par value $0.25 per share
                                 -------------


                             Underwriting Agreement
                             ----------------------

                                                                   July 26, 2000

Goldman, Sachs & Co.,
Salomon Smith Barney Inc., and
Merrill Lynch, Pierce, Fenner & Smith Incorporated
 As representatives of the several Underwriters
   named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

     TyCom Ltd., a Bermuda company (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 54,375,000 Common Shares, par value $0.25 per share ("Stock") of the Company and subject to the terms and conditions stated herein and at the election of the Underwriters, to issue and sell to the Underwriters an aggregate of up to 8,125,000 additional shares of Stock. The 54,375,000 shares to be sold by the Company are herein called the "Firm Shares" and the 8,125,000 additional shares to be sold by the Company are herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (i) A registration statement on Form S-1 (File No. 333-32134) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no
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     proceeding for that purpose has been initiated or threatened by the
     Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

         (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or Salomon Smith Barney Inc. expressly for use therein;

         (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of its date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or Salomon Smith Barney Inc. expressly therein;

         (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, that would have resulted in a material adverse change or any development involving a prospective material adverse change, in the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the share capital, short-term debt or long-term debt of the Company or any of its subsidiaries or any Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus;

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         (v)  The Company has been duly incorporated and is validly existing as an exempted company under the laws of Bermuda, with the necessary legal power and authority to lease and own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where any such failure to be so qualified or in good standing would not result in a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation in each case, except where any such failure to be so qualified or in good standing would not result in a Material Adverse Effect;

         (vi) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued capital shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of issued and outstanding capital shares of the Company are not entitled to preemptive or other rights to acquire the Shares; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Stock or any other class of capital shares of the Company (except as set forth in the Prospectus under "Description of Share Capital" and "Principal Shareholders"); and except for the permission of the Bermuda Monetary Authority which has been obtained and will continue to apply for so long as the Stock is listed on the New York Stock Exchange there are no restrictions on subsequent transfers of the Shares under the laws of Bermuda and of the United States;

         (vii) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

         (viii) All consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities (each hereinafter referred to as a "Governmental Agency") having jurisdiction over the Company, or any of its subsidiaries or any of its properties (hereinafter referred to as "Governmental Authorizations") required for the execution and delivery by the Company of this Agreement to be duly and validly authorized have been obtained or made and are in full force and effect;

         (ix) All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of Bermuda be paid in United States dollars that may be freely transferred out of Bermuda, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any Governmental Authorization in Bermuda;

         (x) The issue and sale of the Shares to be sold by the Company hereunder, the compliance by the Company with all of the provisions of this Agreement and the

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     consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is legally bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such breaches, violations or defaults that would not have a Material Adverse Effect), nor will such action result in (i) any violation of the provisions of the Bye-laws or Memorandum of Association of the Company or (ii) any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties (except for such violations that would not have a Material Adverse Effect); and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Agency is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration under the Act of the Shares, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside Bermuda and the United States in connection with the purchase and distribution of the Shares by or for the account of the Underwriters;

         (xi) Neither the Company nor any of its Significant Subsidiaries (as such term is defined in Rule 1.02(w) of Regulation S-X) is (i) in violation of its Bye-laws or Memorandum of Association (nor are any of the Company's other subsidiaries in such violation, except such violations as would not result in a Material Adverse Effect) or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement lease or other agreement or instrument to which it is a party or by which it or any of its properties is legally bound (except for such defaults that would not result in a Material Adverse Effect);

         (xii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to any Bermuda taxing authority in connection with the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or the execution and delivery of this Agreement;

         (xiii) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

         (xiv) The statements set forth in the Prospectus under the caption "Description of Share Capital", insofar as they purport to constitute a summary of the terms of the Stock, under the caption "Tax Considerations", under the caption "Regulation", under the caption "Underwriting", under the caption "Relationship with Tyco After the Offering and Certain Transactions" and under the caption "Principal Shareholders", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

         (xv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if

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     determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

         (xvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (xvii) Other than as disclosed in the Prospectus, the Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus, except where the failure to have such licenses, franchises, permits, authorizations, approvals or orders would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, franchise, permit, authorization, approval and order or concession;

        (xviii) The Company is not a Passive Foreign Investment Company (a "PFIC") within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended (the "Code"), and is not likely to become a PFIC;

         (xix) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement (including the financial statements and schedules of Telecommunicaciones Marinas, S.A., AT&T Submarine Systems, Inc. and the unaudited pro forma financial data) present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the U.S. applied on a consistent basis ("U.S. GAAP") throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption "Summary Consolidated Financial Data" and the selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein;

         (xx) No strike, work stoppage or slow-down by employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened strikes, work stoppages or slow-downs by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers that could reasonably be expected to result in a Material Adverse Effect;

         (xxi) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage

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     sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries;

         (xxii) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (xxiii) None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, or (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries;

         (xxiv) No violation of, or liabilities or obligations pursuant to, any applicable laws, statutes, ordinances, codes, orders, judgments, licenses, permits, authorizations, rules, regulations or governmental requirements, including without limitation common law, relating to protection of human health and safety, hazardous or toxic substances or wastes, pollutants or contaminants ("Hazardous Substances"), or the environment, and no conditions relating to Hazardous Substances, human health and safety or the environment, exist that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

         (xxv) PriceWaterhouseCoopers, who have certified certain financial statements of the Company and its subsidiaries, PriceWaterhouseCoopers LLP, who have certified certain financial statements of AT&T Submarine Systems, Inc. and BDO Audiberia Auditores, S.L, who have certified certain financial statements of Telecommunicaciones Marinas, S.A., are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

         (xxvi) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate could reasonably be expected to result in a Material Adverse Effect; and

         (xxvii) All licenses issued by the Federal Communications Commission or any equivalent authority of [Bermuda or the United Kingdom] (collectively, the "Communications Licenses") required for the operation of the business of the Company and its subsidiaries are in full force and effect and there are no pending modifications, amendments or revocation proceedings which would adversely affect the operations of

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     the Company and its subsidiaries. All fees due and payable to governmental authorities pursuant to the rules governing Communications Licenses held by the Company and its subsidiaries the nonpayment of which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof have been timely paid. Each of the Company and its subsidiaries is in compliance in all material respects with the terms of the Communications Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Company has received notice, nor, to the Company's knowledge, is there any proceeding threatened, by any governmental authority, which would cause the termination, suspension, cancellation or nonrenewal of any of the Communications Licenses, or the imposition of any penalty or fine by any regulatory authority. No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement, or of the consummation of the transactions contemplated hereby or thereby, other than as previously obtained (a) to avoid the loss of any such license, permit, consent, concession or other authorization or any asset, property or right pursuant to the terms thereof, or the violation or breach of any applicable law thereto, or (b) to enable the Company or any of its subsidiaries to hold and enjoy the same after each Time of Delivery (as defined in Section 4 hereof) in the conduct of its business as conducted prior to such Time of Delivery.

     (b) Tyco International Ltd., a Bermuda company ("Tyco International"), represents and warrants to, and agrees with, each of the Underwriters that:

         (i) All Governmental Authorizations required for the execution and delivery by Tyco International of this Agreement have been obtained; and Tyco International has full right, power and authority to enter into this Agreement;

         (ii) The compliance by Tyco International with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Tyco International is a party or by which Tyco International is legally bound, or to which any of the property or assets of Tyco International is subject (except for such breaches, violations or defaults that would not have a Material Adverse Effect), nor will such action result in (i) any violation of the provisions of the Bye-laws or Memorandum of Association of Tyco International or (ii) any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over Tyco International or the property of Tyco International (except for such violations that would not have a Material Adverse Effect);

         (iii) Tyco International has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

         (iv) Tyco International has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has resulted in a Material Adverse Effect or may reasonably be expected to result in a Material Adverse Effect; and

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         (v)    To the extent that any statements or omissions made in the
     Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by Tyco International expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price per Share of $......................, the number of Firm Shares set forth opposite the name of such Underwriter in Column A of Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Column B of Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Company hereby grants to the Underwriters the right to purchase in whole or in part at their election up to 6,500,000 Optional Shares, at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be issued and delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. and Salomon Smith Barney Inc. may request upon at least forty-eight hours' notice to the Company prior to a Time of Delivery (as defined below) (the "Notification Time"), shall be delivered by or on behalf of the Company to Goldman, Sachs & Co. through the facilities of The Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of same-day funds to the account specified by the Company to Goldman, Sachs & Co. and Salomon Smith Barney Inc. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking at least twenty-four hours prior to the Time of

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Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian It is understood and agreed by the parties hereto that no delivery or transfer of Shares to be purchased and sold hereunder at a Time of Delivery (as defined below) shall be effective until and unless payment therefor has been made pursuant hereto and each of DTC and the Company shall have furnished or caused to be furnished to Goldman, Sachs & Co. and Salomon Smith Barney Inc., on behalf of the Underwriters at such Time of Delivery certificates and other evidence reasonably satisfactory to Goldman, Sachs & Co. and Salomon Smith Barney Inc. of the execution in favor of the Underwriters of the book-entry transfer of Shares to the respective custodians for DTC.

         (b)  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on .............,
2000 or such other time and date as Goldman, Sachs & Co., Salomon Smith Barney Inc. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. and Salomon Smith Barney Inc. in the written notice given by Goldman, Sachs & Co. and Salomon Smith Barney Inc. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., Salomon Smith Barney Inc. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (c) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(q) hereof, will be delivered at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006 (the "Closing Location"), and the Shares will be delivered as specified in Section (b) above, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5.  (a) The Company agrees with each of the Underwriters:

            (i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration

         Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

            (ii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (iii) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

            (iv) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

            (v) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to any employee benefit or stock option plan described in the Prospectus, without your prior written consent;

            (vi) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants and prepared in conformity with U.S. GAAP) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail prepared in accordance with U.S. GAAP;

            (vii) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

            (viii) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

            (ix) Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale or the Shares;

            (x) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange and, by way of secondary listing, on the Bermuda Stock Exchange;

            (xi) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

            (xii) If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         (b) Tyco International agrees with each of the Underwriters:

             (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to any employee benefit or stock option plan described in the Prospectus), without your prior written consent; and

            (ii) Not to (and to cause its affiliates (as such term is defined in Rule 1.02(b) of Regulation S-X) not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale or the Shares.

     6. The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and Tyco International's respective counsel (including local and special counsel) and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers (including postage, air freight charges and charges for counting and packaging except as provided in Section 5(iii)); (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including compilations thereof requested by the Company or Tyco International) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(a)(ii) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York and Bermuda Stock Exchanges; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; and (vi) to Goldman, Sachs & Co. and Salomon Smith Barney Inc., for
the account of the several Underwriters, $           in lieu of reimbursement of
expenses, including, inter alia, the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares, and all other costs and expenses incident to the performance by the Company or Tyco International of their respective obligations hereunder; and (b) the Company will pay or cause to be paid: (i) all expenses and taxes arising as a result of the sale and delivery outside of Bermuda of the Shares by the Underwriters, including, in any such case, any Bermuda income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of a Share pursuant to this Agreement; (ii) the fees and expenses of the Authorized Agent (as defined in Section 14 hereof); (iii) the cost of preparing stock certificates; (iv) the cost and charges of any transfer agent or registrar; and (v) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6.

     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of Tyco International herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company and Tyco International shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b) Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Davis Polk & Wardwell, counsel for the Company shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) This Agreement has been duly executed and delivered by each of the Company and Tyco International;

            (ii) Under the laws of the State of New York relating to submission to jurisdiction, each of the Company and Tyco International has validly and irrevocably submitted to the jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in connection with this Agreement, has validly and irrevocably waived any objection to the venue of any action, suit or proceeding in any such court brought pursuant to this Agreement and has validly and irrevocably appointed the Authorized Agent as its authorized agent for the purpose described in Section 14 of this Agreement and service of process effected on such agent in the manner set forth in Section 14 hereof will be effective to confer valid personal jurisdiction over the Company, the Selling Stockholder or Tyco International, as the case may be;

            (iii) No Governmental Authorization of the United States or the State of New York is required for the issue and sale of the Shares or the consummation by the Company or Tyco International of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

            (iv) The statements set forth in the Prospectus under the caption "Tax Considerations--United States Federal Income Tax Considerations", under the caption "Underwriting", under the caption "Relationship with Tyco After the Offering and Certain Transactions" and under the caption "Principal Shareholders", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

            (v) The Company is not an "investment company", as such term is defined in the Investment Company Act;

            (vi) Except as set forth in the Prospectus, such counsel knows of no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company;

            (vii) Except as set forth in the Prospectus, to the knowledge of such counsel, no person or entity has any right, not effectively satisfied or waived, to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to register such securities pursuant to the Registration Statement or pursuant to any other registration statement filed by the Company under the Act, other than in connection with any registration statement on Form S-8 under the Act; and

            (viii) Although such counsel has not itself checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus (except for those referred to in the opinion in subsection (iv) of this Section 7(c)), such counsel has generally reviewed and discussed with your representatives, and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to check and verification by such counsel on the basis of such consideration, review and discussion, but without independent check or verification except as stated above, nothing has come to such counsel's attention that causes it be believe that (i) the Registration Statement and Prospectus (except for the financial statements and related schedules and other financial data included therein, as to which such counsel need express no belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (ii)(x) the Registration Statement and Prospectus included therein (except for the financial statements and related schedules therein, as to which such counsel need express no belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (y) the Prospectus (except as stated) as of its date and as of the Time of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) such counsel do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

         In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware;

         (d) Appleby Spurling & Kempe, Bermuda counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda, with the necessary legal power and authority to lease and own its properties and conduct its business as described in the Prospectus;

            (ii) The Company has an authorized share capital as set forth in the Prospectus, and all of the issued Stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; the holders of issued shares of

         Stock are not entitled to preemptive or other rights to acquire the Shares to be purchased from the Company; the Shares are freely issuable by the Company to or for the account of the several Underwriters in the manner contemplated herein; there are no restrictions on subsequent transfers of the Shares; and the Shares conform to the description of the Stock contained in the Prospectus;

            (iii) All Governmental Authorizations of any Governmental Agency in Bermuda required for the Shares to be duly and validly authorized and issued have been obtained or made and are in full force and effect;

            (iv) Each subsidiary of the Company organized under the laws of Bermuda has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda except where the failure to be so organized or in good standing would not result in a Material Adverse Effect; and all of the issued capital shares of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, are registered in the name of the Company or another subsidiary of the Company;

            (v) This Agreement has been duly authorized, executed and delivered by the Company;

            (vi) No Governmental Authorization of or with any Governmental Agency in Bermuda is required in Bermuda for the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for the permission of the Bermuda Monetary Authority which has been duly obtained and is in full force and effect;

            (vii) The statements in the Prospectus under "Description of Share Capital", "Tax Considerations--Bermuda Tax Considerations" and "Service of Process and Enforcement of Liabilities" to the extent such statements relate to matters of law or regulation in Bermuda or to the provisions of documents therein described which are governed by Bermuda law, are true and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect;

            (viii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Bermuda or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters;

            (ix) Insofar as matters of Bermuda law are concerned, the Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company; and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

            (x) The Company's agreement to the choice of law provisions set forth in Section 14 hereof will be recognized by the courts of Bermuda; the Company can sue and be sued in its own name under the laws of Bermuda; the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a New York Court and the agreement of the Company that this Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in

         Section 14 hereof will be effective, insofar as the law of Bermuda is concerned, to confer valid personal jurisdiction over the Company; and judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement would be enforceable against the Company in the courts of Bermuda.

            (xi) The Company is not entitled to any immunity in Bermuda on the basis of sovereignty or otherwise in respect of its obligations under this Agreement and could not successfully interpose any such immunity as a defense to any suit or action brought or maintained in respect of its obligations under this Agreement; and the waiver by the Company of immunity to jurisdiction and immunity to pre-judgment attachment, post-judgment attachment and execution in any suit, action or proceeding against it arising out of or based on this Agreement is a valid and binding obligation of the Company under Bermuda law;

            (xii)  The indemnification and contribution provisions set forth in
         Section 8 hereof do not contravene the public policy or laws of Bermuda; and

            (xiii) All dividends and other distributions declared and payable on the capital shares of the Company may under the current laws and regulations of Bermuda be paid in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any Governmental Authorization in Bermuda.

         In giving such opinion, such counsel may state that with respect to all matters of United States federal and New York law they have relied upon the opinions of United States counsel for the Company delivered pursuant to paragraph (c) of this Section 7;

         (e) Byron S. Kalogerou, General Counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction, outside of Bermuda, in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

            (ii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where any such failure would not result in a Material Adverse Effect, and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except those that would not result in a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the

         Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

            (iii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which might reasonably be expected to result in a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened;

            (iv) The issue and sale of the Shares being delivered at such Time of Delivery and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is legally bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except any such breach, violation or default as would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Bye-laws or Memorandum of Association of the Company or any statute or any order, rule or regulation known to such counsel of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties except such violations of statues, orders, rules or regulations as would not have a Material Adverse Effect;

            (v) Neither the Company nor any of its subsidiaries is in violation of its Bye-laws or Memorandum of Association or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound (except for such defaults that would not have a Material Adverse Effect).

         In giving such opinion, such counsel may state that with respect to all matters of United States federal and New York law he has relied upon the opinions of United States counsel for the Company delivered pursuant to paragraph (c) of this Section 7 and that with respect to all matters of Bermuda law he has relied upon the opinions of Bermuda counsel for the Company delivered pursuant to paragraph (d) of this Section 7;

         (f) Harris, Wiltshire & Grannis LLP, regulatory counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you.

         (g) Appleby Spurling & Kempe, Bermuda counsel for Tyco International, shall have furnished to you their written opinion with respect to Tyco International, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) This Agreement has been duly executed and delivered by or on behalf of Tyco International and the compliance by Tyco International with all of the provisions of this Agreement and the consummation by Tyco International of the transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Tyco International is a party or by which Tyco International is bound, or to which any of the property or assets of Tyco International is subject, nor will such action result in any violation of the provisions of the Bye-laws or Memorandum of Association of Tyco International or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over Tyco International or the property of Tyco International;

            (ii) No Governmental Authorization of or with any Governmental Agency in Bermuda is required for the consummation by Tyco International of the transactions contemplated by this Agreement;

            (iii) Tyco International's agreement to the choice of law provisions set forth in Section 14 hereof will be recognized by the courts of Bermuda; Tyco International can sue and be sued in its own name under the laws of Bermuda; the irrevocable submission of Tyco International to the exclusive jurisdiction of a New York Court, the waiver by Tyco International of any objection to the venue of a proceeding of a New York court and the agreement of Tyco International that this agreement of Tyco International shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 14 hereof will be effective, insofar as the law of Bermuda is concerned, to confer valid personal jurisdiction over Tyco International; and judgment obtained in a New York court arising out of or in relation to the obligations of Tyco International under this Agreement would be enforceable against Tyco International in the courts of Bermuda; and

            (iv) Tyco International is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under this Agreement and could not successfully interpose any such immunity as a defense to any suit or action brought or maintained in respect of its obligations under this Agreement; and the waiver by Tyco International of immunity to jurisdiction (including the waiver of sovereign immunity to which Tyco International may become entitled subsequent to the date of this Agreement) and immunity to pre-judgment attachment, post-judgment attachment and execution in any suit, action or proceeding against it arising out of or based on this Agreement is a valid and binding obligation of Tyco International under Bermuda law.

         In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside Bermuda;

     (i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PriceWaterhouseCoopers shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

     (j) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of

Delivery, PriceWaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex III(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex III(b) hereto);

     (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the share capital, short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (l) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded debt securities or preferred stock of either the Company or Tyco International by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities or preferred stock of either the Company or Tyco International;

     (m) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Bermuda Stock Exchange; (ii) a suspension or material limitation in trading in securities of the Company or Tyco International on the New York Stock Exchange or the Bermuda Stock Exchange;
(iii) a general moratorium on commercial banking activities in New York, London or Bermuda declared by the relevant authorities; (iv) a change or development involving a prospective change in Bermuda taxation affecting the Company, the Shares or the transfer thereof or the imposition of exchange controls by the United States or Bermuda; or (v) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Bermuda or the declaration by the United States, the United Kingdom or Bermuda of a national emergency or war, if the effect of any such event specified in this clause (v) in the judgment of the representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, the United Kingdom or Bermuda or elsewhere which, in the judgment of the representatives would materially and adversely affect the financial markets or the market for the Shares and other equity securities;

     (n) The Shares to be sold by the Company at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

     (o) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the individuals identified on Annex IV(a) hereto, to the effect set forth in Section 5(b) hereof in form and substance satisfactory to you;

     (p) The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

     (q) Each of the Company and Tyco International shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of Tyco International, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and Tyco International, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and Tyco International of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (k), (l) and (n) of this Section 7, and as to such other matters as you may reasonably request.

     8. (a) The Company and Tyco International, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Tyco International shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. or Salomon Smith Barney Inc. expressly for use therein.

     (b) Each Underwriter will indemnify and hold harmless the Company and Tyco International against any losses, claims, damages or liabilities to which the Company or Tyco International may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. or Salomon Smith Barney Inc. expressly for use therein; and will reimburse the Company and Tyco International for any legal or other expenses reasonably incurred by the Company or Tyco International in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party hereunder to the extent it is not materially prejudiced as a result thereof and, in any event, shall not relieve it from any liability which it may have otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, which in the case of the Underwriters shall be selected jointly by both Goldman, Sachs & Co. and Salomon Smith Barney Inc. and in the case of the Company and Tyco International shall be selected by Tyco International (and which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Tyco International on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Tyco International on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Tyco International on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Tyco International on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Tyco International, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company and Tyco International under this
Section 8 shall be in addition to any liability which the Company and Tyco International may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or Tyco International within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or Tyco International, except for the expenses to be borne by the Company, Tyco International and the Underwriters as provided in Sections 6 and 11 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, Tyco International, and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or Tyco International, or any officer or director or controlling person of the Company, or any officer or director or controlling person of Tyco International, and shall survive delivery of and payment for the Shares.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor Tyco International shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, Tyco International will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and Tyco International shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. or Salomon Smith Barney Inc. on behalf of you as the representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of [Goldman, Sachs & Co., One Liberty Plaza, Seventh Floor, New York, New York 10006, Attention:
Registration Department]; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; if to Tyco International shall be delivered or sent by mail, telex or facsimile transmission to The Zurich Centre, Second Floor Pembrok HM08, Bermuda, Attention Chief, Corporate Counsel, Fax 441-295-9645; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and Tyco International, and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, Tyco International, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or Tyco International brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and Tyco International irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Bermuda. The Company has appointed Puglisi Associates, New York, New York, and Tyco International has appointed CT Corporation, New York, New York, each as its respective authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and Tyco International represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company and Tyco International, as the case may be.

     15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company or Tyco International, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and Tyco International and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

     16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the representatives plus one for each counsel and the Custodian, of any counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and Tyco International. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, and Tyco International for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                              Very truly yours,

                              TyCom Ltd.

                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              Tyco International Ltd.



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

Accepted as of the date hereof at New York, New York,
         ...............:

Goldman, Sachs & Co.

By:
   ---------------------------------------
              (Goldman, Sachs & Co.)

Salomon Smith Barney Inc.



By:
   ---------------------------------------
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith

By:
   -----------------------------------
   Name:
   Title:

     On behalf of each of the Underwriters

                                                 SCHEDULE I
                                                                            Column A           Column B

                                                                                          Number of Optional
                                                                                             Shares to be
                                                                         Total Number of     Purchased if
                                                                           Firm Shares      Maximum Option
                              Underwriter                                to be Purchased      Exercised
-----------------------------------------------------------------------  ---------------   -----------------
Goldman, Sachs & Co....................................................
Salomon Smith Barney Inc...............................................
Merrill Lynch, Pierce, Fenner & Smith
Incorporated...........................................................
Bear, Stearns & Co.....................................................
Credit Suisse First Boston Corporation.................................
Donaldson, Lufkin & Jenrette Securities Corporation....................
Lehman Brothers Inc....................................................
J.P. Morgan Securities Inc.............................................
Morgan Stanley & Co. Incorporated......................................
Banc of America Securities LLC.........................................
Chase Securities Inc...................................................
Deutsche Bank Securities Inc...........................................
UBS Warburg LLC........................................................
                    Total..............................................